                                                                   EXHIBIT 10.15

                                    AGREEMENT

                                     between

                             FISERV SOLUTIONS, INC.
                           5718 Westheimer, Suite 200
                              Houston, Texas 77057

                                       and

                                Franklin Bank, SSB
                              3750 Jefferson Street
                               Austin, Texas 78731

                                      Date:
                                     2/28/99

                                [FISERV(R) LOGO]

AGREEMENT dated as of 2/28/99 ("Agreement") between FISERV SOLUTIONS, INC., a Wisconsin corporation ("Fiserv"), and Franklin Bank, SSB, a Savings Bank ("Client").

         Fiserv and Client hereby agree as follows:

         1. Term. The initial term of this Agreement shall be five (5) years and four (4) months, unless written notice of non-renewal is provided by either party at least 180 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for a renewal term of five (5) years. This Agreement shall commence on the earliest of the day Fiserv Services (as defined below) are first used by Client.

         2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv services ("Services") and products ("Products") (collectively, "Fiserv Services") described in the available Exhibits, as follows:

         Exhibit A - Account Processing Services
         Exhibit B - Item Processing Services
         Exhibit C - EFT Services

Additional products and services may be adding during the term of this agreement at the then current rates and fees by the addition of, but not limited to, any one or all of the following exhibits.

         Exhibit D - Mortgage Processing Services
         Exhibit E - BankLink Products and Services
         Exhibit F - Wire Transfer Services
         Exhibit G - ACH Services
         Exhibit H - Development Services
         Exhibit I - Integration Services
         Exhibit J - HRIS Services
         Exhibit K - Card Services
         Exhibit L - Material Purchased Through Fiserv
         Exhibit M - Software Products
         Exhibit N - Support Services
         Exhibit O - Internet and Remote Banking Services

         The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and, where applicable, the Fiserv affiliate so performing. Client may select additional services and products from time to time by incorporating an appropriate Exhibit to this Agreement.

         (b) Conversion Services. Fiserv will convert Client's existing applicable data and/or information to the Fiserv Services. Those activities designed to transfer the processing from Client's present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance to facilitate the conversion. Client is responsible for all out-of-pocket expenses associated with the Conversion Services. Fiserv will provide Conversion Services as required in connection with Fiserv Services.

         (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use as Fiserv finds necessary to enable Client personnel to become familiar with Fiserv Services. If requested by Client, classroom training in the use and operation of Fiserv Services will be provided at a training facility designated by Fiserv. All such training aids and manuals remain Fiserv's property.

         3. Fees for Fiserv Services, (a) General. Client agrees to pay Fiserv:

         (i) fees for the prior month as specified in the Exhibits; Fees for Fiserv Services may be increased annually for cost of living based on the prior twelve (12) months' Consumer Price Index (CPI) or six percent (6%) whichever is higher.

         (ii) out-of-pocket charges for the prior month payable by Fiserv for the account of Client; and

         (iii) Taxes (as defined below) thereon (collectively, "Fees").

Upon notification to and acceptance by Client, Fiserv may increase its fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

         (b) Additional Charges. Fees for out-of-pocket expenses, such as telephone, microfiche, courier, and other charges incurred by Fiserv for goods or services obtained by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv administrative fee. Such out-of-pocket expenses may be changed from time to time upon notification of a fee change from a vendor/provider.

         (c) Taxes. Fiserv shall add to each invoice any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the
                                                              [FISERV(R) LOGO]

         (d) Exclusions. The Fees do not include, and Client shall be responsible for, furnishing transportation or transmission of information between Fiserv's service center(s), Client's site(s), and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

         (e) Payment Terms. Fees are due and payable monthly upon receipt of invoice. Client shall pay Fiserv through the Automated Clearing House. In the event any amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.5% per month. Client agrees that it shall neither make nor assert any right of deduction or set-off from invoices submitted by Fiserv for Fiserv Services.

         4. Access to Fiserv Services. (a) Procedures. Client agrees to comply with applicable regulatory requirements and procedures for use of Services established by Fiserv.

         (b) Changes. Fiserv continually reviews and modifies Fiserv systems used in the delivery of Services (the "Fiserv System") to improve service and comply with government regulations, if any, applicable to the data and information utilized in providing Services. Fiserv reserves the right to make changes in Services, including but not limited to operating procedures, type of equipment or software resident at, and the location of Fiserv's service center(s). Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change.

         (c) Communications Lines. Fiserv shall order the installation of appropriate communication lines and equipment to facilitate Client's access to Services. Client understands and agrees to pay charges relating to the installation and use of such lines and equipment as set forth in the Exhibits.

         (d) Terminals and Related Equipment. Client shall obtain necessary and sufficient terminals and other equipment, approved by Fiserv and compatible with the Fiserv System, to transmit and receive data and information between Client's location(s), Fiserv's service center(s), and/or other necessary location(s). Fiserv and Client may mutually agree to change the type(s) of terminal and equipment used by Client.

         5. Client Obligations, (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform Services unless Client has retained Fiserv to handle such responsibilities, as specifically set forth in the Exhibits. The information and data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Client agrees to pay Fiserv's standard fee for recertification of the Fiserv System resulting therefrom.

         (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

         (c) Use of Fiserv System. Client shall (i) comply with any operating instructions on the use of the Fiserv System provided by Fiserv; (ii) review all reports furnished by Fiserv for accuracy; and (iii) work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

         (d) Client's Systems. Client shall be responsible for ensuring that its systems are Year 2000 compliant and capable of passing and/or accepting date formats from and/or to the Fiserv System.

         6. Ownership and Confidentiality. (a) Definition.

         (i) Client Information. "Client Information" means: (A) confidential plans, customer lists, information, and other proprietary material of Client that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Fiserv); and (B) any information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services (whether or not any such information is marked with a restrictive legend).

         (ii) Fiserv Information. "Fiserv Information" means: (A) confidential plans, information, research, development, trade secrets, business affairs (including that of any Fiserv client, supplier, or affiliate), and other proprietary material of Fiserv that is marked with a restrictive legend, or if not so marked with such legend or is disclosed orally, is identified as confidential at the time of disclosure (and written confirmation thereof is promptly provided to Client); and (B) Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein (whether or not any such information is marked with a restrictive legend).

                                                              [FISERV(R) LOGO]

         (iii) Information. "Information" means Client Information and Fiserv Information. No obligation of confidentiality applies to any Information that the receiving party ("Recipient") (A) already possesses without obligation of confidentiality; (B) develops independently; or (C) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

         (b) Obligations. Recipient agrees to hold as confidential all Information it receives from the disclosing party ("Discloser"). All Information shall remain the property of Discloser or its suppliers and licensors. Information will be returned to Discloser at the termination or expiration of this Agreement. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Recipient may use Information for any purpose that does not violate such obligation of confidentiality. Recipient may disclose Information to (i) employees and employees of affiliates who have a need to know; and (ii) any other party with Discloser's written consent. Before disdosure to any of the above parties, Recipient will have a written agreement with such party sufficient to require that party to treat Information in accordance with this Agreement. Recipient may disclose Information to the extent required by law. However, Recipient agrees to give Discloser prompt notice so that it may seek a protective order. The provisions of this sub-section survive any termination or expiration of this Agreement.

         (c) Residuals. Nothing contained in this Agreement shall restrict Recipient from the use of any ideas, concepts, know-how, or techniques contained in Information that are related to Recipient's business activities ("Residuals"), provided that in so doing, Recipient does not breach its obligations under this Section. However, this does not give Recipient the right to disclose the Residuals except as set forth elsewhere in this Agreement.

         (d) Fiserv System. The Fiserv System contains information and computer software that are proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

         (e) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

         7. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. Records maintained and produced for Client ("Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over Client's business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data or information in Fiserv's possession relating to Client when formally requested to do so by an authorized regulatory or government agency.

         (b) Compliance with Regulatory Requirements. Client agrees to comply with applicable regulatory and legal requirements, including without limitation:

         (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;

         (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;

         (iii) retaining records of its accounts as required by regulatory authorities;

         (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and

         (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

         8.Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

         (i)(A) Services will conform to the specifications set forth in the Exhibits; (B) Fiserv will perform Client's work accurately provided that Client supplies accurate data and information, and follows the procedures described in all Fiserv documentation, notices, and advices;
         (C) Fiserv personnel will exercise due care in provision of Services;
         (D) the Fiserv System will comply in all material respects with all applicable Federal and State regulations governing Services; and (E) the Fiserv System is or will be Year 2000 compliant. In the event of an error or other default caused by Fiserv personnel, systems, or equipment, Fiserv shall correct the data or information and/or reprocess the affected item or report at no additional cost to Client. Client agrees to supply Fiserv with a written request for correction of the error within 7 days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, an Client's behalf by a third party, or by Client's
                                                              [FISERV(R) LOGO]
         failure to follow procedures set forth by Fiserv shall be billed to Client at Fiserv's then current time and material rates; and

         (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the Fiserv System use infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTIES STATED ABOVE ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

         (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has complied with all applicable regulatory requirements; and
(C) Client has requisite authority to execute, deliver, and perform this Agreement. Client shall indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (X) the use by Client of the Fiserv System in a manner other than that provided in this Agreement; and (Y) any and all claims by third parties through Client arising out of the performance and non-performance of Fiserv Services by Fiserv, provided that the indemnity listed in clause (Y) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

         9. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR SERVICES RESULTING IN SUCH LIABILITY IN THE 2 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID BY CLIENT FOR THE EQUIPMENT OR SOFTWARE.

         (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, Fiserv's liability on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession.

         10. Disaster Recovery. (a) General. Fiserv maintains a disaster recovery plan ("Disaster Recovery Plan") for each Service. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to Fiserv's service center in which Fiserv, using reasonable judgment, requires relocation of processing to a recovery location. Fiserv shall notify Client as soon as possible after Fiserv deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard services to a recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the recovery location and only after stabilizing the provision of base services.

         (b) Communications. Fiserv shall work with Client to establish a plan for alternative communications in the event of a Disaster.

         (c) Disaster Recovery Test. Fiserv shall test the Disaster, Recovery Plan periodically. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Upon Client request, test results will be made available to Client's management, regulators, auditors, and insurance underwriters.

         (d) Client Plans. Fiserv agrees to release information necessary to allow Client's development of a disaster recovery plan that operates in concert with the Disaster Recovery Plan.

         (e) No Warranty. Client understands and agrees that the Disaster Recovery Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting Fiserv's service center(s). Fiserv does not warrant that Fiserv Services will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities

                                                                [FISERV(R) LOGO]
and for securing business interruption insurance or other insurance necessary for Client's protection.

         11. Termination. (a) Material Breach. Except as provided elsewhere in this Section 11, either party may terminate this Agreement in the event of a material breach by the other party not cured within 90 days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

         (b) Failure to Pay. In the event any invoice remains unpaid by Client 30 days after due, or Client deconverts any data or information from the Fiserv System without prior written consent of Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of Fiserv Services. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within 15 days of the invoice date specifying the nature of the disagreement.

         (c) Remedies. Remedies contained in this Section 11 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

         (d) Defaults. If Client:

         (i) defaults in the payment of any sum of money due;

         (ii) breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations; or

         (iii) commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Code or becomes insolvent or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency;

then, in any such event, Fiserv may, upon written notice, terminate this Agreement and be entitled to recover from Client as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remainder of the initial term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in The Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the 3 months immediately preceding the date of termination. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions.

         (e) Convenience. Client may terminate this Agreement during any term by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying Client's largest monthly invoice for each Fiserv Service received by Client during the term (or if no monthly invoice has been received, the sum of tie estimated monthly billing for each Fiserv Service to be received hereunder) by 80% times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of termination. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination.

         (f) Merger. In the event of a merger between Client and another organization in which Client is not the surviving organization and where the other organization was not previously a user of Fiserv services similar to the Services, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

         (i) written notice must be given 3 months in advance, specifying the termination date;

         (ii) Fiserv may specify a deconversion date based on its previous commitments and work loads; and

         (iii) Fiserv may charge a termination fee in accordance with subsection
         (e) above.

         (g) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client Files as Client may request in Fiserv's standard machine readable format along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client files until (i) Fiserv is paid in full for (A) all Services provided through the date such Client Files are returned to Client; and (B) any and all other amounts that are due or will become due under this Agreement; (ii) Fiserv is paid its then standard rates for the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv is paid any applicable termination fee pursuant to subsection (d), (e), or (f) above; and (iv) Client has returned to Fiserv all Fiserv Information. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after 30 days from the final use of Client files for processing.

         (h) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises.
                                                                [FISERV(R) LOGO]

        12. Arbitration. (a) General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to the parties; provided, that if the parties cannot agree on the choice of arbitrator within 10 days after the first party seeking arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one chosen by each party, and the third chosen by those two arbitrators. The arbitrators will be selected from a panel of persons having experience with and knowledge of information technology and at least one of the arbitrators selected will be an attorney. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than 60 days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within 10 days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

         (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Texas, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

         (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in Houston, Texas, the proceedings to resolve the second such dispute shall be held in San Antonio, Texas, and the proceedings to resolve any subsequent disputes shall alternate between Houston, Texas and San Antonio, Texas.

         13. Insurance. Fiserv carries the following types of insurance policies:

         (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;

         (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;

         (iii) All-risk property coverage including Extra Expense and Business Income coverage; and

         (iv) Workers Compensation as mandated or allowed by the laws of the state in which Services are being performed, including $500,000 coverage for Employer's Liability.

         14. Audit. Fiserv employs an internal auditor responsible for ensuring the integrity of its processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv service center providing Services within a reasonable time after its completion and shall charge each client a fee based on the pro rata cost of such audit. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services.

         15. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without Fiserv's prior written consent. Client agrees that Fiserv may subcontract any Services to be performed hereunder. Any such subcontractors shall be required to comply with all applicable terms and conditions.

         (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Exhibit are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Exhibit in question expressly provides that its terms and provisions shall control.

         (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

         (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Texas, without reference to provisions relating to conflict of laws. The United Nations Convention of Contracts for the International Sale of Goods shall not apply to this Agreement.

         (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.
                                                                [FISERV(R) LOGO]

         (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized courier service to the other party at the addresses listed on the cover page or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

         (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

         (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies so requiring a copy of Fiserv, Inc.'s audited consolidated financial statements.

         (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

         (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

         (k) Exclusivity. Client agrees that Fiserv shall be the sole and exclusive provider of the services that are the subject matter of this Agreement. For purposes of the foregoing, the term "Client" shall include Client affiliates. During the term of this Agreement, Client agrees not to enter into an agreement with any other entity to provide these services (or similar services) without Fiserv's prior written consent. If Client acquires another entity, the exclusivity provided to Fiserv hereunder shall take effect with respect to such acquired entity as soon as practicable after termination of such acquired entity's previously existing arrangement for these services. If Client is acquired by another entity, the exclusivity provided to Fiserv hereunder shall apply with respect to the level or volume of these services provided immediately prior to the signing of the definitive acquisition agreement relating to such acquisition and shall continue with respect to the level or volume of these services until any termination or expiration of this Agreement.

         (l) Recruitment of Employees. Client agrees not to hire Fiserv's employees during the term of this Agreement and for a period of 6 months after any termination or expiration thereof, except with Fiserv's prior written consent.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.

For Client:                            For Fiserv:
Franklin Bank, SSB                     FISERV SOLUTIONS, INC.

By:                                    By:
   -------------------------------        --------------------------------

Name:                                  Name:

Title:                                 Title:

Date: 2-25-99                          Date: 2-27-99

                                                                [FISERV(R) LOGO]

                                                                       Exhibit A

                           Account Processing Services

         Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the Account Processing Services ("Account Processing Services") specified in Exhibit A-1.

         2. Fees. Client shall pay Fiserv fees and other charges for Account Processing Services specified in Exhibit A-2.

         3. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by the Fiserv Systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or Client's other third party servicers. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A-2.

         4. Annual Histories. Fiserv currently maintains annual histories, where applicable, for its clients. These histories can be used to reconstruct Client Files in an emergency. However, in order to permit prompt and accurate reconstruction of accounts, Client agrees to retain at all times and make available to Fiserv upon request the most recent data printout(s) received from Fiserv, together with copies or other accurate and retrievable records of all transactions to be reflected on the next consecutive printout(s).

         5. Hours of Operation. Account Processing Services will be available for use by Client during standard Fiserv business hours, excluding holidays, as specified in Exhibit A-3. Account Processing Services may be available during additional hours, during which time Client may use Services at its option and subject to additional charges.

         6. Protection of Data. (a) For the purpose of compliance with applicable government regulations, Fiserv has an operations backup center, for which Client agrees to pay the charges indicated in Exhibit A-2. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

         (b) Fiserv provides "on-line" security via utilization of leased lines with poll/select protocol.

         (c) Upon Client providing access to Client Files through Client's customers' personal computers or voice response system, Client agrees to indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of such access to Client Files or any Fiserv files (including the files of other Fiserv clients) or the Fiserv System or other Fiserv systems.

         7. Processing Priority. Fiserv does not subscribe to any processing priority; all users receive equal processing consideration.

         8. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges. Custom forms ordered through Fiserv will be subject to a 10% administrative fee for warehousing and inventory control. Forms ordered by Client and warehoused at Fiserv will be subject to the administrative fee set forth in Exhibit A-2.

         9. Regulatory Supervision. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

                                                                [FISERV(R) LOGO]

                                                                     Exhibit A-1

                          Account Processing Services

FISERV RESPONSIBILITIES

         Fiserv will provide Client with the following services for the fees and charges in Exhibit A-2.

BASE SERVICES:

         A.       Account Processing:

                  -        DDA

                  -        Overdraft Checking (Check Loan)

                  -        On-Line Commercial Account Analysis

                  -        NOW/MMA

                  -        Savings

                  -        CDs

                  -        IRAs

                  -        Loans

         B.       Additional Services:

                  - CIS with Customer Profitability and Quarterly Report of Customers by Profit Contribution

                  -        On-Line Report Writer and File Download

                  -        ACH Receiving

                  -        Optical Disk File Download

                  -        One (1) Credit Bureau Tape Monthly

                  -        On-line NSF Processing

NETWORK SUPPORT SERVICES:

         - Poll Select line between Fiserv's account processing center and Client's primary banking location.

CONVERSION SERVICES:

         - Executive Overview and Planning Session - outlines the effort and resources required for implementation and planning of the project and tasks required.

         - Application Training - training in the functions and operations of the Account Processing Services software.

         - Conversion Specifications and Program Construction - writing of conversion specifications, translation into program code and testing.

         - Quality Acceptance and Daily Testing - review of converted data and daily processing by Fiserv.

         - Data Verification - review and verification of converted data and daily processing by Client and Fiserv project teams.

         - Conversion Readiness - final review of converted data, procedures, daily processing, workflow, balancing, and additional familiarization with functionality by Client.

         -        Live Conversion - initial production implementation

         - Post Project Review - turnover of Client to Fiserv's Project Manager for evaluation of conversion process by Client.

TRAINING:

         -        Initial training provided as part of Conversion Services

         -        Refresher training available

CLIENT SUPPORT:

         - Staffing and maintenance to undertake investigations, inquiries, and problem resolution associated with the Application Processing Services software.

         - Applications support personnel will be available to assist and support Client's support services staff.

CLIENT RESPONSIBILITIES

         Client will be responsible for the following activities:
                                                                [FISERV(R) LOGO]

PERSONNEL:

         -        Conversion Project Manager

         -        Staff necessary to assist in Conversion Services

         -        Courier services for delivery of data

THIRD PARTY SOFTWARE:

         - Evaluation, selection, licensing, and procurement of maintenance for third party application software (to be operated by Fiserv on Client's behalf) as mutually agreed by Fiserv and Client.

         - Obtain any necessary consents to utilize third party software licensed to Client as of the Effective Date, which consents shall be provided to Fiserv (the obtaining of such consents shall be a condition precedent to performance by Fiserv of its obligations).

         - Advising Fiserv of any connections, upgrades, or enhancements that become available from third party vendors so that they may be installed on a mutually agreeable schedule and in accordance with the third party vendor's recommended time schedule.

                                                                [FISERV(R) LOGO]

                    Available CustomerFile Reports/Frequency

NR-15 New Customer Account Report                          Daily
NR-16 Miscellaneous Income Assessed and Collected          Daily
NR-17 Report of Waived Service-Late Charge                 Daily
NR-18 Large Debit-Credit and Balance Change                Daily
NR-19 Automatic-Internally Generated Debits/Credits        Daily
NR-20 Overdraft Report                                     Daily
NR-21 Debits in Excess of Opening Balance                  Daily
NR-22 Large Average Balance                                Daily
NR-24 Paid Loan Journal                                    Daily
NR-26 Not Sufficient Funds List (Officer)                  Daily
NR-27 Not Sufficient Funds List (Branch)                   Daily
NR-28 Commercial Analysis Activity                         Daily
NR-29 Uncollected Balance Violations                       Daily
NR-30 Selected Class Report                                Daily
NR-31 Special Overdraft Report                             Daily
NR-32 Time Accounts Balance and Rate Analysis              Daily
NR-33 CD Matured, Not Yet Redeemed/Renewed Today           Daily
NR-34 Savings Journal for Interest Checks                  Daily
NR-35 Disposition of Internal Withholding                  Daily
NR-36 Loan Coupon Order Report                             Weekly
NR-37 ACH Origination                                      Daily
NR-39 Dormant and Inactive Account Activity                Daily
NR-40 Unposted Dollar Transaction Journal                  Daily
NR-41 Unposted Non-Dollar Transaction Journal              Daily
NR-43 New and Released Stops and Holds                     Daily
NR-44 Closed - Zero Balance & Pending Purge Report         Daily
NR-45 File Maintenance Report                              Daily
NR-46 Purged Accounts                                      Daily
NR-47 Static File Changes - Names Only                     Daily
NR-48 Stop Payment Suspects                                Daily
NR-50 Payments on Delinquent Loans                         Daily
NR-51 Earned Discount                                      Daily
NR-55 Dealer Wholesale Outstanding Report                  Daily
NR-58 Audit Exception Report                               Daily
NR-59 Overdraft Loan Financial Statement Report            Daily
NR-60 Convenience Credit Report                            Daily
NR-61 Large Beginning Balance Report (On Request)          Daily
NR-62 Interest Exception and Adjustments                   Daily
NR-63 ATM Card Order/Reorder Report                        Daily
NR-64 Recycles for Next Processing Day                     Daily
NR-65 Current Interest Index Report                        Daily
NR-66 Large Cash Transaction Report                        Daily
NR-67 Over-the-Counter Transaction Report                  Daily
NR-69 Loan Exception Report                                Daily
NR-70 Daily Loan Delinquent Report (On Request)            Daily
NR-71 Daily Loan Delinquent Report (On Request)            Daily
NR-72 Participation Trial Balance                          Daily
NR-73 Commitment Trial Balance                             Daily
NR-74 Daily Dealer Reserve Report                          Daily
NR-75 Future Maturities/Reviews by Office Code             Daily
NR-76 Commitment Posting Journal                           Daily
NR-77 CLS Accounting Summary                               Daily

                                                                [FISERV(R) LOGO]

NR-87 NOW Account Interest                                 Daily
NR-88 Updated Class Totals                                 Daily
NR-89 Masterfile Exception Report                          Daily
NR-92 Deposit Master Report                                Daily
NR-94 CLS Master Report                                    Daily
NR-95 Account Analysis Statement                           Daily
NR-96 List Post Transactions                               On Occurrence - N/C
NR-99 Inactive/Unused Reports List                         Daily
CF140 CIF Mixed Item Exception Entry Report                Daily
CF150 CIF Sit Entry                                        Daily
CF188 Transaction Merge Report                             Daily
CF190 Transaction Deletion Journal                         Daily
CF194 Cash Link Transfer Report                            Daily
CF302 Supplemental Trial Balance                           Daily
CF303 Trial Balance/Posting Journal                        Daily
CF306 Dollar Tran Report                                   Daily
CF341 Exception Items Report                               Daily
CF090 Combined Customer Statements                         Daily
-    Overdraft Notices                                     Daily
-    NSF Notices                                           Daily
-    Return Check Notices                                  Daily
-    Advanced Maturity Notice                              Daily
-    Automatic Renewal Notice                              Daily
-    Interest Earned on CD Notice                          Daily
-    Reference Number Change Notice                        Daily
-    Transfer of Funds Notice                              Daily
-    Payment Reminder Notices                              Daily
-    Past Due Notices                                      Daily
-    Loan Collection Notices                               Daily
-    Certificate Maturity Notice                           Daily
-    ODL Cash Advance Notice                               Daily
-    Account Analysis Notices                              Daily
-    Return Deposit Notice                                 Daily
-    Debit Reversal Notice                                 Daily
-    Cash Management Notices                               Daily
-    CD Interest Checks                                    Weekly
-    Christmas Club Checks                                 Annually on Request
-    Interest Notices (1099s)                              Annually on Request
YE-01 Customer Interest - Tax Information                  Annually No Addl. Chg.
YE-02 Customer Interest - Corrections                      IRS Tape
PEN01 Pension Journals                                     Annually No Addl. Chg.
5498 Pension Statements                                    Annually on Request
MR-06 Dealer Trial Balance                                 On Request
MR-09 Soci-Economic Customer Dispersion                    On Request
MR-10 Geographical Dispersion                              On Request
MR-11 Credit Life insurance Report                         On Request
MR-12 ODL Credit Review Report                             On Request
MR-13 Overdraft Loan Past Due Account Report by Class      On Request
MR-14 Overdraft Loan Past Due Account Report by Days       Monthly
MR-15 Overdraft Loan Market Penetration Report             On Request
MR-17 ODL Customer Balance Report                          On Request
MR-19 ODL Business Statistics                              On Request
MR-23 CD Maturity Schedule                                 Monthly
MR-25 Report of CD over $100,000                           Monthly
MR-26 Time Account Masterfile Information                  Monthly

                                                                [FISERV(R) LOGO]

MR-27 IRA Trial Balance                                    Monthly
MR-28 IRA Exception Report                                 Monthly
MR-29 Time Account Upcoming Maturities Report              Monthly
MR-30 Withholding YTD Report                               Monthly
MR-32 Average Balance Report - DDA, Sav & CD               On Request
MR-33 High Average Balance Report, DDA, Sav & CD/>10,000   On Request
MR-34 Stop and Hold Report                                 Monthly
MR-35 Dormant Account Report                               Monthly
MR-40 CLS Delinquent Report by Class - CLS                 On Request
MR-41 CLS Delinquent Report by Dealer - CLS                On Request
MR-42 CLS Delinquent Report by Days - CLS                  On Request
MR-49 Analysis of Outstanding Loan Balances                On Request
MR-50 Comparison of Monthly Loan Volume                    On Request
MR-52 Charge off Loan Report by Officer                    Monthly
MR-53 Charge off Loan Analysis                             Monthly
MR-55 CLS Prime Rate                                       On Request
MR-61 Combined Loan Trial Balance                          On Request
MR-62 Loans By Risk Code, Emp. Class, Grade Code           On Request
MR-63 Loan Document Tracking                               On Request
MR-64 Note Fees/Cost Amortization Totals (FASB91)          On Request
MR-65 Call Code Report (Dep. & Loan)                       On Request
MR-66 Direct/Indirect Liability Report                     On Request
MR-67 Customer Average Balance Report - All Applications   On Request
MR-68 Financial Statement Due Report                       On Request
MR-69 Monthly Comparative Analysis Report                  On Request
MR-71 Delinquent Loan Report (Optional)                    Semi - Monthly
MR-72 Past Due Officer Summary                             On Request
MR-76 Account Status Tracking                              Monthly
MR-77 Asset and Liability Sensitivity                      Monthly
MR-78 Loan Payment Due Schedule                            Monthly
MR-90 Financial Statement Worksheet - By Customer          On Request

                                                                [FISERV(R) LOGO]

             Available CustomerFile General Ledger Reports/Frequency

General Ledger Trial Balance                               Daily
Due From Banks                                             Daily
Daily Error Journal                                        Daily
Daily Statement of Condition                               Daily
GL Statement of Account (one account)                      Monthly
Financial Analysis Ratios                                  Special Request
Daily Maintenance Report                                   Daily
GL Trial Balance By Department                             Daily
GL Trial Balance By Officer                                Daily
GL Trial Balance By Vendor                                 Daily
Liquidity Analysis report                                  Daily
GL Input Report                                            Daily
GL Posting Trans From Online                               Daily
GL Autoposting From Savings                                Daily
GL Autoposting From Mortgages                              Daily
Unposted Items For GL Autoposting                          Daily
Daily Check/Voucher Number Report                          Daily
Daily Income Statement                                     Daily
General Ledger Trial By Division                           Daily
General Ledger Department Trail                            Monthly
Daily Statement of Condition - Divisional                  Daily
Daily Income Summary - Divisional                          Daily
GL Trial Balance                                           Monthly
Closing GL Trial Balance                                   Semiannually, On Request
Financial Analysis control Print                           On Request
Monthly Statement of Condition                             Monthly
Liquidity Analysis Report                                  Monthly
Average Monthly Statement of Condition                     Monthly
Monthly Operating Report                                   Monthly
Monthly Departmental Cost Report                           Monthly
Direct Operating Expenses By Division                      Monthly
Division Income Report                                     Monthly
Monthly Division Cost Report                               Monthly
Monthly Income Statement                                   Monthly
Officers Expenditures Report                               Monthly
Officers Expenditures Report-Recap                         Monthly
Advertising Expense Report                                 Monthly
Vendor Code Report - Year to Date                          Monthly
Vendor Code Report - Year to Date                          Monthly
Twelve Period Actual Activity Report                       Monthly
Actual-to-Plan Comparison Report                           Monthly
Actual-to-Prior Year Comparison                            Monthly
Income and Expense Comparison Report                       Monthly
OTS/CALL Report                                            Monthly
Monthly Check/Voucher Number Report                        Monthly
Monthly OTS/CALL Report                                    Monthly
Quarterly OTS/CALL Report                                  Quarterly
Special Classification Report                              Special Request
Twelve Period Actual Activity - Division                   Monthly
Actual-to-Plan Comparison - Division                       Monthly
Actual-to-Prior Year Comparison-Division                   Monthly
General Ledger Trial By Division                           Monthly

                                                                [FISERV(R) LOGO]

Monthly Statement of Condition - Divisional                Monthly
Monthly Income Summary - Divisional                        Monthly
Monthly Average Statement of condition - Divisional        Monthly
Twelve Period Actual Activity Report                       Monthly
Financial Analysis Ratios                                  Monthly
Monthly Subsidiary Trial Balance                           Monthly
Income and Expense Comparison Report                       Monthly
Daily Summary Report                                       Monthly
Budget Verification Worksheet for 19XX                     Special Request
Twelve Period Actual Activity Report - Division            Monthly
Budget Verification Worksheet for 19XX                     Special Request
Statement of Account (subsidiary history - one account)    Special Request
GL Statement of Account (six month history)                Semiannually
Subsidiary Trail Balance                                   Daily
GL Internally Generated Entries                            Daily
Daily Summary Report                                       Daily
GL Statement of Account (monthly history)                  Monthly
GL Statement of Account (by department)                    Monthly
GL Autoposting Control File                                Monthly
GL Master Control Print                                    Special Request
Allocated Control Record                                   Special Request
PAE Control Record                                         Special Request
APDE Control Record                                        Special Request
Subsidiary Control Record                                  Special Request

Optional Products and Services:

- On-Request and Special reports in excess of six (6) per month in Exhibit A are fee based.

- Confirmations, Annual Interest Notices, Gum Labels, Tax Disbursements, Loan Coupons, Amortization Schedules, Saturday on-line services, Direct Deposit Items, CD Interest Checks and other such miscellaneous services will be provided at Customerfile special and miscellaneous fees, which are subject to annual adjustments, and which will be reasonable. Modified or new services may also be offered at reasonable fees.

                                                                [FISERV(R) LOGO]

                                                                     Exhibit A-3

                               Hours of Operation

Account Processing Services

         The Fiserv Data Center will be in operation for on-line Account Processing Services in accordance with the following:

         Monday            7:00 A.M. - 7:00 P.M.

         Tuesday           7:00 A.M. - 7:00 P.M.

         Wednesday         7:00 A.M. - 7:00 P.M.

         Thursday          7:00 A.M. - 7:00 P.M.

         Friday            7:00 A.M. - 7:00 P.M.

         All times stated are in accordance with prevailing local times for the Fiserv Data Center. Voice Response Unit support for customer inquiry is available 24 hours per day, 7 days per week.

                                                                [FISERV(R) LOGO]

                                                                       Exhibit B

                            Item Processing Services

         Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the Item Processing Services (the "Item Processing Services") specified in Exhibit B - 1. Client agrees that Fiserv shall be the sole provider of Item Processing or similar services. Client shall not contract with another vendor or attempt to provide in-house any such Item Processing Services or similar services without Fiserv's prior written consent.

         2. Fees. Client shall pay Fiserv the fees and other charges for the Item Processing Services specified in Exhibit B - 2. Fiserv agrees to give at least thirty (30) days' notice to Client of any changes in the rules and procedures established for processing items in the Exhibit of costs, fees, and charges, unless such changes are caused by changes made by the Federal Reserve System or otherwise beyond the control of Fiserv, not permitting Fiserv to give such advance notice. Fiserv reserves the right to make such changes without notice to the Exhibits as may be necessary to cover any increases in the costs and charges of the Federal Reserve System or in other costs and charges beyond the Fiserv's control, including changes required by applicable law or regulatory activity. The fees listed in Exhibit B - 2 may be changed annually on the anniversary date of this Exhibit upon 30 days notice to Client. Each change shall be limited to the change in the U.S. Department of Labor, Consumer Price Index for All Urban Households ("CPI") for the 12-month period preceding the anniversary date. Fiserv will deliver a revised Exhibit B - 2 to Client with the notification of the fee change.

         3. No Fiduciary Relationship. Fiserv shall perform such Item Processing Services for which Fiserv shall subscribe as agent of Client, and Fiserv shall not have by reason of this Agreement a fiduciary relationship with respect to Client.

         4. Lost, Destroyed, and Misplaced Items. Fiserv assumes no liability for any item lost, destroyed, or misplaced while in transit before the item physically arrives at the premises of Fiserv and is received by Fiserv. in the event any items are lost destroyed, or misplaced, and such event is not due to gross negligence or intentional misconduct by Fiserv, Client shall be solely responsible for the costs and expenses incurred by Fiserv in reconstructing any such items and for any damages or other losses that may be incurred by Fiserv due to the collection of such items. In the event Fiserv negligently loses, destroys, or misplaces deposited items after acceptance of said deposit, Fiserv shall be liable only for the reasonable reconstruction costs of the deposit. Reasonable reconstruction costs shall be only those costs that arise from the reconstruction of a microfilmed deposit. Fiserv shall not be liable for the reconstruction costs associated with a deposit for which Client can provide a microfilmed record of such item(s) contained in the deposit. In no event shall Fiserv be liable for the face value of any lost or missing deposit item(s).

         5. Governmental Regulation. This Exhibit shall be governed by and is subject to: the applicable laws, regulations, rules, terms and conditions, as presently in effect or hereafter amended or adopted, of the United States of America, the State of Wisconsin, the Federal Reserve Board, the Federal Reserve Banks, the Federal Housing Finance Board, and any other governmental agency or instrumentality having jurisdiction over the subject matter of this Exhibit. Client agrees to abide by such requirements and to execute and deliver such agreements, documents, or other forms as may be necessary to comply with the provisions hereof, including, without limitation, agreements to establish Fiserv as Client's Agent for purposes of delivery of items processed hereunder from or to the Federal Reserve Banks. Any such agreements shall be made a part of this Agreement and are incorporated herein. A change or termination of such laws, regulations, rules, terms, conditions, and agreements shall constitute, respectively, a change or termination as to this Exhibit.

         6. Client Responsibilities. Client shall maintain adequate supporting materials (i.e. exact copies of the items, records, and other data supplied to Fiserv) in connection with the provision of Item Processing Services. Client shall provide written notice of confirmation and/or verification of any instructions given by Client, its agents, employees, officers, or directors to Fiserv in connection with Fiserv's provision of Item Processing Services.

         7. Regulatory Authority. Client data and records shall be subject to regulation and examination by government supervisory agencies to the same extent as if such information were on Client's premises.

         8. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges. Custom forms ordered through Fiserv will be subject to the administrative fee set forth in Exhibit B - 2.

                                                                [FISERV(R) LOGO]

                                                                   Exhibit B - 1

                            Item Processing Services

Fiserv will provide Client the following Item Processing Services:

         1. INCLEARING: Client authorizes Fiserv to receive Client's inclearing items each business day from the Federal Reserve Bank, local clearinghouse, and, in the case of same day settlement, from presenting banks.

         (a) Fiserv will balance the inclearing items to Client's cash letters, capture the items on magnetic media, microfilm, and transmit the account information to Client's account processing servicer.

         (b) Based on the agreement of Fiserv and Client, all inclearing items shall be: (i) stored by Fiserv and returned to Client at each statement cycle date; (ii) stored by Fiserv for future statement rendering; or (iii) returned to Client.

         (c) Unless otherwise agreed in writing, Fiserv will not check signatures.

         2. PROOF: On each business day (excluding Saturdays, Sundays, and holidays), Client will deliver to the Fiserv Processing Center checks and other items deposited to accounts with Client, checks and other items drawn on Client accounts presented for encashment, and transactional entries generated by Client, such as tellers' cash tickets, general ledger entries, and loan entries.

         (a) Client agrees to MICR encode documents to meet Fiserv specifications (ABA and Account Numbers and Transaction Codes).

         (b)      Client agrees to microfilm all items submitted to Fiserv.

         (c) Client agrees that all transactional entries involving tellers' cash tickets, general ledger entries, or loan entries shall be in balance, and that Fiserv may return to Client unprocessed any transactional entries that are not in balance.

         (d) Client agrees to segregate all items into batches not to exceed 3" in depth and to identify each such batch with a batch header meeting Fiserv specifications.

         (e) From the items submitted to Fiserv, Fiserv shall retrieve such "on-us" information as may be necessary for the proper accounting of the items and shall transmit this information to Client's account processing servicer through telephone lines or by such other means as Fiserv may from time to time deem appropriate.

         (f) Client authorizes Fiserv to create ledger suspense entries, deposit corrections, or other such entries to balance transactions, except for those transactions outlined in sub-paragraph (c) above, as may be necessary to the efficient processing of the items.

         (g) Unless otherwise agreed in writing, Fiserv will not check signatures.

         (h) After Fiserv has completed the process of retrieving and transmitting to Client's account processing servicer the information necessary for processing, all items not drawn against Client shall be forwarded for collection to the Federal Reserve Bank or to such correspondent banks as Client may reasonably designate in writing to Fiserv.

         (i) As agreed by Fiserv and Client, all items drawn against Client shall be: (i) stored by Fiserv and returned to Client at each statement cycle date; (ii) stored by Fiserv for future statement rendering; or (iii) returned to Client.

         (j) All internally generated items shall be returned to Client or held by Fiserv in accordance with Client's written instructions.

         3. ENCODING: Fiserv will encode the dollar amount on all items needing encoding and presented to Fiserv as part of the PROOF function described above.

         (a) Fiserv may encode additional fields, such as account numbers, deposit ticket totals or other items as specified by Client. Any such encoding will be according to terms agreed to by Fiserv.

         4. EXCEPTION ITEM PROCESSING: One day after receipt of items, Fiserv will perform an automated exception item pull for all items identified by Client's account processing system for exception pull (NSF's, holds, large dollars, or other criteria mutually agreed to by Client and Fiserv).

         (a) Client's account processing servicer will provide an exception item file to Fiserv after posting and updating of customer accounts and on a mutually agreed schedule.

         (b) Fiserv will either reject or pay exception items in accordance with instructions, either written or oral, from Client's authorized officer(s) or employee(s).

                                                                [FISERV(R) LOGO]

         (c) In the event no instructions are received, Fiserv will follow Client's standing orders for exceptions, which will be provided in writing by Client.

         (d) For items to be returned, Fiserv will: (i) stamp and qualify the items and return them to the Federal Reserve Bank; or (ii) provide other services as agreed by Fiserv and Client.

         5. STATEMENT RENDERING: Fiserv will store all checks, drafts, and other orders for the payment of money drawn against accounts at Client. At each Client account cycle date, Fiserv will sort the items by account, match them with the monthly account statement, and mail to the statement address.

         (a) Client will arrange for delivery of account statements to Fiserv at Client's cost.

         (b) Fiserv will add inserts to statements upon instructions from Client.

         (c) Fiserv will apply proper postage, which will be pre-paid monthly on an estimated basis.

         (d) Fiserv may, at its expense, arrange for statements to be pre-sorted to reduce postage costs. In such event, Client will be billed standard postage charges.

                                                                [FISERV(R) LOGO]

                                                                       Exhibit C

                                  EFT Services

         Client agrees with Fiserv as follows:

         1. Services. Fiserv will provide Client the EFT Services (the "EFT Services") specified in Exhibit C - 1.

         2. Network Support Services. Fiserv will provide Network Support Services (monitoring, service, and maintenance for equipment) in accordance with instructions supplied by the Client. If any or all of the communication network should fail, Fiserv or its designated agents will locate the problem and correct any malfunction not associated with equipment or circuits provided by common carriers. If the problem is located in the equipment or circuits of the common carriers, Fiserv will contact the common carriers and request that the problem be corrected. Maintenance fees incurred by Fiserv for repairs caused by faulty electrical power, inadequate physical facilities, physical abuse, or other Client-supplied or -controlled factors will be reimbursed by Client.

         3. Fees. Client shall pay Fiserv the fees and other charges for the EFT Services specified in Exhibit C - 2.

         4. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its own expense, promptly recompute accounts affected by discrepancies solely caused by Fiserv computer or software systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or other Client third party servicers.

         5. Reports. Fiserv will provide output reports to Client for daily, weekly, monthly, and annual transactions.

         6. Backup Records. Fiserv currently retains historical files at a location separate from the data center sufficient to recreate files for the most recent week- and month-end. A daily transaction log of all Client transactions for the most recent ten business days will also be maintained at this location.

         7. Hours of Operation. The EFT Services will be available for use by Client during standard Fiserv business hours, excluding company holidays, as specified in Exhibit C - 3.

         8. Hardware. (a) Client will obtain written approval from Fiserv prior to connecting any equipment to the data communication equipment provided by Fiserv. Equipment, if any, connected to the Fiserv System must be configured in a manner acceptable to Fiserv. Client agrees to pay Fiserv for the testing and acceptance of such equipment by Fiserv at its then current rates.

         (b) Client shall at all reasonable times permit the authorized personnel of Fiserv and the equipment manufacturers to have access to any Fiserv owned or leased equipment provided hereunder, and shall permit removal of such equipment upon termination of this Exhibit.

         9. Protection of Data. Fiserv has developed an operations backup center, for which Client has agreed to pay the charges indicated in Exhibit A -
2. Fiserv tests the procedure periodically to ensure compliance. Copies of transactions files are maintained by Fiserv off premises in secured vaults.

         10. Regulatory Compliance. (a) Client is solely responsible for ascertaining that its use of EFT Services complies with all applicable state and federal statutory and regulatory requirements. Fiserv agrees, however, to monitor such applicable requirements, and to make changes in the EFT Services as Fiserv believes is necessary to bring the EFT Services into compliance.

         (b) Upon the written request of Client or a governmental regulatory authority, Fiserv shall make output available to such regulatory authority for purposes of audits and supervisory examinations of Client. The Client shall pay Fiserv its then current rate for any time devoted to such examination, audit, consulting, or other similar related effort.

         11. On-line Security. Fiserv will provide Client access, after the execution of appropriate "on-line" security measures, to allow Client to perform Cardholder maintenance on Client Files in the Fiserv System.

         12. Network Agreement. Fiserv provides access to electronic fund transfer networks for the purpose of participating in the exchange of transactions on an inter-network basis. Client may participate in such networks subject to the following terms and conditions:

         (a) Client will enter into an agreement with each such network in which Client elects to participate, and will operate within and abide by the operating rules established by each such network, and pay any associated fees imposed by each such network; and

         (b) The clearing of transactions and reconciliation of payments will be in accordance with settlement procedures established between Fiserv and each such network.

                                                                   [FISERV LOGO]

                                                                   Exhibit C - 2

                                EFT Services Fees

         Fiserv will provide Client the following EFT Services at the fees and prices indicated:

Notwithstanding the exceptions noted below, the following services are included in the Base Services Fee minimum of $2,000 per month.

ATM PROCESSING

- Transactions                   1st 1,000    - Additional at $.1717 each

- Pulse Interface

- ATM Driving                    1st ATM      - Additional at $224 each

- Cirrus Network Connection

- Pix Adjustment System

- End Point Settlement

- Surcharging                    1st ATM      - Additional at $35 each

                                                                   [FISERV LOGO]

                                                                   Exhibit C - 3

                               Hours of Operation

         Fiserv will provide access to EFT Services 24 hours a day, 365 days per year, except for planned downtime reserved for scheduled maintenance.

         Client support assistance will be available during normal business hours, Monday through Friday, with the exception of the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. When a holiday fells on a weekend, Fiserv will observe the holiday schedule as published by the Federal Reserve.

                                                                   [FISERV LOGO]

                              ADDENDUM TO AGREEMENT

         In consideration of the Agreement between Fiserv Solutions, Inc. ("Fiserv") and Franklin Bank, SSB (the "Client") dated 2-28-99, 1998 (the "Agreement"), the provisions of which are adopted herein by reference, Fiserv and Client agree as follows:

                  1. All terms, condition, warranties, and obligations contained in the Agreement, whether made by or binding upon either party, shall be contingent upon Client's receipt of approval from the State Office of Financial Institutions and the FDIC authorizing Client to enter into a binding, long-term contract. In the event that such approval is not obtained, the Agreement shall become void in its entirety.

                  2. Notwithstanding the foregoing, Client agrees to reimburse
                           Fiserv for any reasonable expenses actually incurred in accordance with the Agreement.

                  3. In accordance with Paragraph 15(b) of the Agreement, this
                           Addendum shall constitute a modification of the Agreement, and in the event of a conflict between the provisions of the Agreement and this Addendum, the terms and provisions of this Addendum shall control.

                  4. In consideration for the additional four (4) months added to the five (5) year term agreement as indicated in paragraph I, Term, the monthly fee of $2,470 ($3,209
                           - $739) shall be waived for four (4) months.

              AGREED TO AND EXECUTED BY THE PARTIES DULY AUTHORIZED
                 REPRESENTATIVES ON THE DATE(S) INDICATED BELOW:

Franklin Bank, SSB                           Fiserv Solutions, Inc.

By: /s/ Robert E. Rhoades                    By: /s/ J. Fred Ragusa
    ---------------------------                  -------------------------------

Name: ROBERT E. RHOADES                      Name: J. Fred Ragusa

Title: PRESIDENT                             Title: Vice President

Date: 2-25-99.                               Date: 2-27-99

                                                                   [FISERV LOGO]

                              [FRANKLIN BANK LOGO]

February 25, 1999

Mr. Don Phillips
President
FiServ, Houston Center
5718 Westheimer, Suite 200
Houston, Texas 77057-731

Dear Mr. Phillips:

I am attaching this letter to the executed agreement between FiServ Solutions, Inc. and Franklin Bank, SSB, in accordance with the language in paragraph 1
(Term). Please accept this notice of non-renewal to satisfy the requirements to void an automatic renewal of the five (5) year initial term of our agreement.

Yours truly,

/s/ Robert E. Rhoades

Robert E. Rhoades
President & CEO

                  3720 Jefferson Street - Austin, Texas 78731
                      (512) 374-1600 - Fax (512) 374-1199

                                                         Agreement for fed line.

                         ELECTRONIC REPORTING AGREEMENT

                  Franklin Bank, ssb (Depository Institution),
____________________________________________________ (Processor - if
applicable), and the Federal Reserve Bank of Dallas, located in Dallas, Texas (Reserve Bank) hereby enter into this Agreement for Depository Institution's use of Reserve Bank's electronic reporting systems. The complete agreement shall consist of this Agreement and any amendments executed as hereinafter provided. The parties agree as follows:

1. Depository Institution and/or its Processor shall use Reserve Bank's electronic submission system for the sole purpose of transmitting to Reserve Bank statistical reports authorized to be submitted to Reserve Bank under applicable laws and regulations. Reserve Bank agrees to accept the electronic entries according to the terms and conditions set forth herein. Except as otherwise stated in this Agreement, Depository Institution and/or its Processor each agree to use electronic submission for filing initial data for reports specified by the Reserve Bank.

2. The Reserve Bank will notify Depository Institution and/or its Processor of the statistical reports which may be electronically submitted and will provide the instructions necessary for the submission of each report.

3. The software used by Depository Institution and/or its Processor for electronic submission of statistical reports must meet and continue to meet the technical specifications and other standards provided by Reserve Bank. Depository Institution and/or its Processor each agree to participate in the tests specified by Reserve Bank prior to live report submission or at any time that software or hardware changes are made.

4. This Agreement shall be subject to applicable state and federal laws including but not limited to, the following provisions, as amended from time to time: Section 19 of the Federal Reserve Act, 12 U.S.C. sections 248 (a) and 461; Regulation D of the Board of Governors of the Federal Reserve System, 12 C.F.R. 204; and, the Reserve Bank's Bulletins or Operating Circular Nos. 4 and 16.

5. While this Agreement is in effect, Depository Institution and/or its Processor each agree to exclusively use the electronic reporting system when reporting to Reserve Bank. Depository Institution and/or its Processor shall submit a hard copy of such reports only if Reserve Bank requests a hard copy, or if Depository Institution and/or its Processor is unable to transmit the data. If Reserve Bank requests that hard copy be filed, Depository Institution and/or its Processor shall maintain a duly executed report in accordance with the requirements of Paragraph 6 below. Depository Institution and/or its Processor each further agree to notify Reserve Bank in advance by telephone if unable to electronically transmit a statistical report, and, to timely submit such report instead via hard copy.

6. Contemporaneously with electronic transmission of data pursuant to this Agreement, or if otherwise requested by Reserve Bank, Depository Institution and/or its Processor each agree to complete and maintain in its files a hard copy of a duly executed report for each report submitted in accordance with this Agreement. The hard copy shall contain an official signature certifying, based on actual knowledge of the data transmitted, that the reported information is correct. The hard copy shall be maintained according to the retention schedule (a copy of which is attached as Addendum A) specified by the Reserve Bank, which may be revised from time to time by Reserve Bank without prior notice to Depository Institution or its Processor. Reserve Bank will notify Depository Institution or its Processor in writing of revisions to the retention schedule. Such hard copy shall be available to Reserve Bank and to Depository Institution's primary regulatory authority at any time upon request. The requirements of this paragraph shall survive termination of this Agreement.

7. Depository Institution and/or Processor each expressly recognize that Reserve Bank considers any and all statistical reports conveyed to Reserve Bank electronically as being authentic and fully authorized as if the same were in writing and signed by Depository Institution's duly authorized officer. All requirements of law and other statements on the related reporting form shall apply to information submitted electronically.

8. The information transmitted electronically by Depository Institution and/or its Processor shall be confidential information. Reserve Bank's disclosure of the confidential information shall be limited to the extent that disclosure or release is made to the Board of Governors of the Federal Reserve System or pursuant to any applicable laws or regulations.

9. Depository Institution and/or its Processor understand that Reserve Bank may find it necessary to make additions, deletions, or changes to any report on short notice and will make every attempt, but do not guarantee, to provide revised specifications or modified software so that electronic report submission is not interrupted.

10. Depository Institution is responsible for the timeliness and accuracy of data transmitted by Processor as if Depository Institution had transmitted the data itself. Depository Institution shall respond directly to the Reserve Bank on questions pertaining to reports submitted under this agreement, if any.

11. Reserve Bank may terminate this Agreement at any time by giving written notice to the president of Depository Institution. Depository Institution may terminate this Agreement by giving Reserve Bank 30 days written notice prior to the date of termination. Depository Institution's notice shall be sent to:

Electronic Reporting Agreement - Page 2

                              Statistics Department
                         Federal Reserve Bank of Dallas
                                P. O. Box 655906
                            Dallas, Texas 75265-5906

12. This Agreement shall to governed by the laws of the State of Texas.

13. The waiver by Reserve Bank of my breach or violation of any provision of this Agreement shall not be a waiver of such provision or of any subsequent breach of violation thereunder.

AGREED:                                      AGREED:

Federal Reserve Bank of Dallas               Depository Institution
                                             Printed Name Franklin Bank, ssb

                                             Authorized
Signature: /s/ Kathy Johnsrud                Signature: /s/ Tim Granger
           ------------------                           ---------------

Print Name: KATHY JOHNSRUD                   Print Name: Tim Granger

Title: STATISTICS OFFICER                    Title: Vice President/Controller

Date: 10/20/2000                             Date: 10-19-2000

                                             ABA#: 1149-9373-1

                                   AGREED:

                                   Processor, Printed Name _____________________

                                   Authorized Signature: _______________________

                                   Print Name: _________________________________

                                   Date: _______________________________________

Electronic Reporting Agreement - Page 3

                         ELECTRONIC REPORTING AGREEMENT

                  The reporting institution named below agrees to retain a signed and certified hard copy of any report filed with the Reserve Bank via electronic submission. The retention schedule for electronically submitted reports is as follows:

                       Report of Transaction Accounts, Other
                                Deposits and Vault Cash (FR 2900)    5 years

                       Report of Certain Eurocurrency Transactions
                                (FR2950 or FR 2951)                  5 years

Electronic Reporting Agreement - Page 4